Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Randgold Resources Limited of our report dated June 21, 2007 relating to the financial statements of Société de Mines de Morila SA, which appears in the Randgold Resources Limited Annual Report on Form 20-F for the year ended December 31, 2007.
/s/ PRICEWATERHOUSECOOPERS INC
PRICEWATERHOUSECOOPERS INC
Chartered Accountants (SA)
Registered Accountants and Auditors
Johannesburg, South Africa
December 12, 2008